Exhibit 99.2

Cycurion Goes on Offense: Initiates Legal Action and Seeks Millions in Damages Against ACCESS Newswire and Those Responsible for Disseminating the Unauthorized and Fraudulent Release

MCLEAN, Va., April 02, 2026 (GLOBE NEWSWIRE) -- Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity and AI-driven solutions, today announced that it has taken aggressive legal action in response to the unauthorized and fraudulent press release disseminated on March 16, 2026, via ACCESS Newswire (NYSE American: ACCS), based in Raleigh, North Carolina.
The Company has engaged litigation counsel and is actively pursuing substantial legal remedies, including claims for damages in the millions of dollars, against ACCESS Newswire, the individuals and entities responsible for placing the unauthorized and fraudulent release with ACCESS Newswire, and any other parties involved in the dissemination of false information that manipulated the market for Cycurion’s securities.
Leveraging its advanced proprietary cyber tools and expertise in cybersecurity and digital forensics, the Company is actively identifying the perpetrators of this coordinated scheme.
The March 16, 2026 press release — which falsely stated the Company had entered into a definitive agreement to acquire a Washington, D.C.-based cybersecurity firm — was not authorized, issued, or approved by Cycurion. The entirely false statements did not reflect the Company’s actual operations, financial position, or strategic plans.
The unauthorized and fraudulent release was disseminated through ACCESS Newswire and contained multiple signs of inauthenticity, including fabricated contact information, unsupported transaction claims, and fake quotes. Cycurion believes this was part of a deliberate, coordinated effort to create market confusion and manipulate Cycurion’s stock price.
“As a publicly traded company, we will not tolerate attacks on our integrity or attempts to deceive our investors,” said Kevin Kelly, CEO of Cycurion. “We moved swiftly to correct the record and are now on the offensive — pursuing full accountability and significant damages against those responsible. Our focus remains on executing our strategy, delivering strong results, and building long-term value for our shareholders.”
Cycurion has retained Moskowitz Colson Ginsberg & Schulman, LLP in connection with this matter, with the litigation being led by Peter R. Ginsberg. Inquiries regarding the legal action should be directed to Cycurion Investor Relations at (888) 341-6680 or investors@cycurion.com.
The unauthorized release and false information triggered immediate and abnormal trading activity on March 16, 2026, with trading volume surging dramatically above historical averages and the stock experiencing extreme volatility.
The Company has formally notified and is fully cooperating with FINRA and Nasdaq MarketWatch and is working closely with legal counsel and regulatory authorities to investigate the matter and pursue accountability where appropriate.
Cycurion remains focused on its strategic initiatives and is committed to protecting its shareholders and upholding the integrity of the public markets.

About Cycurion, Inc.
Based in McLean, Virginia, Cycurion (NASDAQ: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare, and corporate clients committed to securing the digital future. For more information, visit www.cycurion.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated closing of the offering; the Company’s anticipated use of proceeds from the offering; the acceleration of the Company’s inorganic growth strategy; the continued execution on the Company’s backlog; and other statements that are not historical facts, including statements which may be accompanied by words such as “continue,” “will,” “may,” “could,” “should,” “expect,” “expected,” “plans,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Cycurion and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, the outcomes of the Company’s investigations, any potential legal proceedings, or the future performance of the Company’s stock. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K filed by Cycurion with the U.S. Securities and Exchange Commission. Cycurion anticipates that subsequent events and developments may cause its plans, intentions, and expectations to change. Cycurion assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Cycurion’s plans and expectations as of any subsequent date.

Cycurion Investor Relations:
(888) 341-6680
investors@cycurion.com

Cycurion Media Relations:
(888) 341-6680
media@cycurion.com

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